Exhibit 99.1

Lawson Software Closes Acquisition of Healthvision Solutions, Inc.

Leader in healthcare enterprise resource planning adds leader in healthcare data integration

ST. PAUL, Minn.--(BUSINESS WIRE)--January 11, 2010--Lawson Software (Nasdaq: LWSN) today announced that it has completed its acquisition of Healthvision Solutions, Inc. (“Healthvision”), through the acquisition of privately held Quovadx Holdings, Inc. (“Quovadx”), Healthvision’s parent holding company. Healthvision is a Dallas-based company providing integration and application technology and related services to hospitals and large healthcare organizations and was a portfolio company of Battery Ventures. The all-cash transaction of $160 million closed on January 11, 2010.

Headquartered in Dallas, Healthvision began in 1989 and today has nearly 300 employees located in the United States, Canada, the United Kingdom and China. Its Cloverleaf product is a recognized leader and used by 33 percent of North American hospitals and 40 percent of large integrated delivery networks. Healthvision has 800 customers, including 200 joint customers with Lawson, and its products are used in more than 3,000 healthcare facilities around the world.

Conference Call and Webcast

Dean Hager, executive vice president of S3 industries for Lawson will host a conference call and webcast to discuss the strategic rationale of the Healthvision acquisition at 11 a.m. EST (10 a.m. CST) Jan. 13, 2010. Interested parties may listen to the call by dialing 1-800-857-9682 (or 1-312-470-7066) and using the passcode "Healthvision." Interested parties should access the webcast at www.lawson.com/investor or dial into the conference call approximately 10-15 minutes before the scheduled start time.

A replay of the webcast will be available approximately one hour after the webcast concludes and will remain available for two weeks. Access the replay at www.lawson.com/investor.

More information is available at www.lawson.com/acquisition.

About Lawson Software

Lawson Software provides software and service solutions to 4,500 customers in equipment service management & rental, fashion, food, general manufacturing & distribution, healthcare, public sector (United States), general service industries, and strategic human capital management across 40 countries. Lawson’s solutions include Enterprise Performance Management, Human Capital Management, Supply Chain Management, Enterprise Resource Planning, Customer Relationship Management, Manufacturing Resource Planning, Enterprise Asset Management and industry-tailored applications. Lawson solutions assist customers in simplifying their businesses or organizations by helping them streamline processes, reduce costs and enhance business or operational performance. Lawson is headquartered in St. Paul, Minn., and has offices around the world. Visit Lawson online at www.lawson.com. For Lawson’s listing on the First North exchange in Sweden, Remium AB is acting as the Certified Adviser.

Forward-Looking Statements

This press release contains forward-looking statements that contain risks and uncertainties. These forward-looking statements contain statements of intent, belief or current expectations of Lawson Software and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. The company is not obligated to update forward-looking statements based on circumstances or events that occur in the future. Risks and uncertainties that may cause such differences include but are not limited to: uncertainties in uncertainties in the software industry; uncertainties as to when and whether the conditions for the recognition of deferred revenue will be satisfied; increased competition; general economic conditions; the impact of foreign currency exchange rate fluctuations; continuation of the global recession and credit crisis; global military conflicts; terrorist attacks; pandemics, and any future events in response to these developments; changes in conditions in the company's targeted industries and other risk factors listed in the company's most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed with the Securities and Exchange Commission. Lawson assumes no obligation to update any forward-looking information contained in this press release.

CONTACT:
Lawson Software
Joe Thornton, +1-651-767-6154
Media
joe.thornton@us.lawson.com
or
Barbara Doyle, +1-651-767-4385
Investors
barbara.doyle@us.lawson.com
or
Heather Pribyl, +1-651-767-6459
Investors
heather.pribyl@us.lawson.com